Exhibit 99.1

CohBar, Inc. and Morphogenesis, Inc. Enter into Definitive Merger Agreement to
Advance an Innovative Late-stage Clinical Immuno-oncology Pipeline of
Therapies to Overcome Resistance to Cancer Immunotherapy

●	Combined company will operate under the name “TuHURA Biosciences, Inc.” and advance a personalized cancer vaccine platform and preclinical tumor microenvironment modulators

●	Lead asset, IFx-Hu2.0, expected to enter Phase 2/3 registration trial as first-line treatment for Merkel Cell Carcinoma in early 2024

●	$15 million PIPE financing to close concurrent with the closing of the proposed merger – combined company expected to have cash runway through 2024

●	Companies to hold a joint conference call and webcast today, Tuesday, May 23rd at 8:30 AM ET

MENLO PARK, CA & TAMPA, FL, May 23, 2023 – CohBar, Inc. (NASDAQ: CWBR) (“CohBar” or the “company”) and Morphogenesis, Inc. (“Morphogenesis”), a privately-held Phase 2/3 clinical-stage biotechnology company developing novel personalized cancer vaccines and tumor microenvironment modulators to overcome resistance to current immunotherapies, today announced that they have entered into a definitive agreement for an all-stock transaction forming a company combining expertise and resources to advance a late-stage oncology pipeline.

The combined company will focus on advancing Morphogenesis’ two technologies that seek to overcome the major obstacles that limit the effectiveness of current immunotherapies in treating cancer. The combined company is expected to operate under the name “TuHURA Biosciences, Inc.” and to trade on The Nasdaq Capital Market (“Nasdaq”). The transaction is expected to close in the third quarter of 2023.

“Following a thorough review and evaluation, we believe merging with Morphogenesis and leveraging their late-stage pipeline of novel immuno-oncology technologies represents the best path forward for our stockholders and has the potential to deliver near and long-term value,” stated Dr. Joseph Sarret, CEO of CohBar. “Our board and management team believe that the combined company will be well-positioned to develop powerful new therapies with the potential to overcome resistance to current immunotherapies, an area of significant unmet need.”

Morphogenesis’ technologies, which can be used to target large unmet medical needs across a variety of cancers, include:

●	Immune Fx (IFx) Personalized Cancer Vaccines: IFx is designed to prime and activate an innate immune response against patient-specific tumor antigens, overcoming primary resistance to checkpoint inhibitors. Morphogenesis is currently preparing for a single Phase 2/3 registration trial of its lead personalized cancer vaccine, IFx-Hu2.0, as an adjunct to Keytruda® (pembrolizumab) in first line treatment for advanced Merkel Cell Carcinoma (MCC). This study is expected to be conducted under a Special Protocol Assessment (SPA) agreement with the FDA and to commence in early 2024. Additionally, Morphogenesis is advancing IFx-Hu3.0, its mRNA vaccine, toward IND-enabling studies in 2024 for the treatment of aggressive diffuse large B-cell lymphoma (DLBCLs).

●	Tumor Microenvironment (TME) Modulators: TME Modulators are designed to address one of the primary causes of acquired resistance to immunotherapies, including checkpoint inhibitors or cellular therapies like CAR-T. Leveraging its new class of novel bi-functional antibody drug conjugates (ADCs), Morphogenesis is targeting a recently identified delta receptor on myeloid derived suppressor cells (MDSCs). MDSCs comprise a major component of cells in the tumor microenvironment and are responsible for suppressing the immune system’s attack against the tumor. Morphogenesis is constructing several MDSC targeted, bi-functional ADCs for in vitro and in vivo characterization, targeting lead selection by the end of 2024.

"I’m extremely pleased to announce this proposed merger with CohBar, which comes at a pivotal time for Morphogenesis,” said Dr. James Bianco, Chief Executive Officer of Morphogenesis. “We are gearing up to initiate our Phase 2/3 registration study for IFx-Hu2.0 early next year. Our technology platforms have the potential to significantly increase the number of cancer patients that respond to immunotherapies, such as checkpoint inhibitors. This transaction serves as a significant next step in the advancement of our important mission.”

About the Proposed Transaction, Management & Organization

Under the terms of the merger agreement, subject to stockholder approval, each holder of CohBar common stock as of immediately prior to the closing of the transaction will be issued a dividend equal to approximately 3.30 shares of CohBar common stock on or about the effective date of the merger. On a pro forma basis taking into account the concurrent financing described below and the issuance of the stock dividend, pre-merger CohBar equityholders are expected to collectively own approximately 15% and pre-merger Morphogenesis equityholders are expected to collectively own approximately 77%, respectively, of the common stock of CohBar on a pro forma basis (assuming the exercise of all in-the-money warrants and options then outstanding).

Upon execution of the merger agreement, CohBar also entered into a stock purchase agreement with an affiliate of an existing investor in Morphogenesis for a $15 million private placement that is expected to close concurrently with the closing of the proposed merger. The proceeds from the private placement will be used to fund the advancement of the combined company’s immunotherapy-focused development pipeline, with an anticipated cash runway through 2024. Immediately following the closing of the merger and the closing of the private placement, the shares issued in the private placement are anticipated to represent approximately 9% of the common stock of CohBar on a pro forma basis (assuming the exercise of all in-the-money warrants and options then outstanding).

Additionally, pre-merger CohBar stockholders and certain warrant holders of record will receive a contingent value right (CVR). Holders of the CVR will be entitled to receive certain payments from proceeds received by CohBar, if any, related to the disposition of CohBar’s legacy mitochondrial assets for a period of three years following the closing of the proposed merger.

The merger agreement has been approved by the boards of directors of both companies and is subject to stockholder approval of both companies and other customary closing conditions. The proposed merger is expected to close in the third quarter of 2023.

Following the merger, the combined company will be headquartered in Tampa, Florida, and the executive officers are expected to be James Bianco, MD as Chief Executive Officer, and Dan Dearborn, CPA as Chief Financial Officer. The merger agreement provides that the board of directors of the combined company will be composed of seven members, with five members initially designated by Morphogenesis and two members initially designated by CohBar.

Ladenburg Thalmann & Co., Inc. is acting as the exclusive financial advisor and Gibson, Dunn & Crutcher LLP is acting as legal counsel to CohBar. H.C. Wainwright & Co. is acting as the exclusive financial advisor and Foley & Lardner LLP is acting as legal counsel to Morphogenesis.

Conference Call & Webcast Details

The companies plan to hold a joint conference call and webcast today, May 23, 2023 at 8:30 AM ET to discuss the Merger details.

Interested participants and investors may access the conference call and webcast via the Investors section of the CohBar website at www.cohbar.com. A webcast replay will be available following the live event and will be accessible for 90 days.

About CohBar

CohBar (NASDAQ: CWBR) is a clinical-stage biotechnology company leveraging the power of the mitochondria and the peptides encoded in its genome to develop potential breakthrough therapeutics targeting chronic and age-related diseases with limited to no treatment options.

For additional company information, please visit www.cohbar.com and engage with us on LinkedIn.

About Morphogenesis, Inc.

Morphogenesis is a Phase 2/3 clinical-stage biotechnology company developing novel personalized cancer vaccines and tumor microenvironment modulators to overcome resistance to current immunotherapies. The company’s lead personalized cancer vaccine candidate, IFx-Hu2.0, is designed to prime the activation of the immune system to target and attack tumor cells by making them look like bacteria. Through an intratumoral injection of a gene coding for emm55, an immunogenic bacterial protein that is then expressed on the surface of tumor cells, the immune system is activated, providing a potent, multivalent systemic response against all neoantigens in a patient’s tumor. Morphogenesis is preparing to initiate a single Phase 2/3 registration trial as an adjunct to Keytruda® (pembrolizumab) in first line treatment for metastatic Merkel Cell Carcinoma (MCC). The company’s follow-on personalized cancer vaccine candidate, IFx-Hu3.0, is being developed as an intravenously delivered proprietary construct of emm55 mRNA targeting CD22 for the treatment of B-cell malignancies like DLBCL. Additionally, the company is developing bi-functional antibody drug conjugates (ADCs) designed to modify the tumor microenvironment by targeting the delta receptor on MDSCs.

For additional information, please visit www.morphogenesis-inc.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any proxy, consent, authorization, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended.

Additional Information About the Proposed Transaction for Investors and Stockholders

In connection with the proposed transaction between CohBar and Morphogenesis (the “Proposed Transaction”, CohBar intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain a proxy statement/prospectus of CohBar. This press release is not a substitute for the registration statement or for any other document that CohBar may file with the SEC in connection with the Proposed Transaction. COHBAR URGES INVESTORS AND STOCKHOLDERS TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT COHBAR, MORPHOGENESIS, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed by CohBar with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders should note that CohBar communicates with investors and the public using its website (www.cohbar.com), the investor relations website (https://cohbar.com/investors) where anyone will be able to obtain free copies of the proxy statement/prospectus and other documents filed by CohBar with the SEC, and stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Proposed Transaction.

Participants in the Solicitation

CohBar, Morphogenesis and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Proposed Transaction. Information about CohBar’s directors and executive officers including a description of their interests in CohBar is included in CohBar’s most recent Annual Report on Form 10-K (as amended), including any information incorporated therein by reference, as filed with the SEC. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement/prospectus relating to the Proposed Transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements include but are not limited to express or implied statements regarding CohBar’s or Morphogenesis’ management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the Proposed Transaction and the expected effects, perceived benefits or opportunities and related timing with respect thereto, expectations regarding clinical trials and research and development programs, in particular with respect to Morphogenesis’ IFx-Hu2.0 product candidate, its IFx-Hu3.0 preclinical program, and its TME modulators development program, and any developments or results in connection therewith; the anticipated timing of the results from those studies and trials; expectations regarding the use of capital resources, including the net proceeds from the concurrent financing, and the time period over which the combined company’s capital resources will be sufficient to fund its anticipated operations; and the expected trading of the combined company’s stock on the Nasdaq Capital Market. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include:  the risk that the conditions to the closing or consummation of the Proposed Transaction are not satisfied, including the failure to obtain stockholder approval for the Proposed Transaction; the risk that the concurrent financing is not completed in a timely manner or at all; uncertainties as to the timing of the consummation of the Proposed Transaction and the ability of each of CohBar and Morphogenesis to consummate the transactions contemplated by the Proposed Transaction; risks related to CohBar’s and Morphogenesis’ ability to correctly estimate their respective operating expenses and expenses associated with the Proposed Transaction, as applicable, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the resulting combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Proposed Transaction by either company; the effect of the announcement or pendency of the Proposed Transaction on CohBar’s or Morphogenesis’ business relationships, operating results and business generally; costs related to the merger; the outcome of any legal proceedings that may be instituted against CohBar, Morphogenesis, or any of their respective directors or officers related to the merger agreement or the transactions contemplated thereby; the ability of CohBar or Morphogenesis to protect their respective intellectual property rights; competitive responses to the Proposed Transaction; unexpected costs, charges or expenses resulting from the Proposed Transaction; legislative, regulatory, political and economic developments; and additional risks described in the “Risk Factors” section of CohBar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian authorities, which are available on our website, and at www.sec.gov or www.sedar.com.

You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Investor Contacts:

CohBar, Inc.
investors@cohbar.com

Morphogenesis, Inc.

Jenene Thomas

JTC Team, LLC

morphogenesis@jtcir.com